Exhibit 32
1
Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for

the purposes

of complying

with 18

U.S.C. §1350,

as adopted

pursuant to

Section 906

of the

Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby certify, based

on our knowledge,

that the Quarterly

Report on Form

10-Q of

the Company for the

quarter ended August
27, 2022 (the “Report”)

fully complies with

the requirements of

Section 13(a) or

15(d) of the

Securities Exchange Act of

1934
and that

the information

contained in

the Report

fairly presents,

in all

material respects,

the financial

condition and

results of
operations of the Company.

/s/ Adolphus B. Baker
Adolphus B. Baker
Chief Executive Officer and Chairman of the Board
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: September 27, 2022